UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2015 (December 15, 2015)

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2015, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted the 2016 Supplemental Executive Thrift Plan, effective January 1, 2016 (“Plan”). On December 15, 2015, the Bank’s primary regulator, the Federal Housing Finance Agency (“Agency”), informed the Bank that it has no objection to the Bank’s adoption and implementation of the Plan.

The purpose of the Plan is to permit certain management or highly-compensated employees of the Bank to elect to defer compensation. The Bank intends that the Plan constitute a deferred compensation arrangement that complies with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). The Plan will be administered by an administrative committee (“Committee”) appointed by the Board, which initially will be the Human Resources Committee of the Board.

Any Bank employee who is a member of the Bank’s Financial Institutions Thrift (401(k)) Plan (as from time to time amended and adopted by the Bank, “Thrift Plan”) is eligible to become a “Participant” in the Plan. Each employee who is an officer with a title of First Vice President or a higher officer level is automatically eligible to become a Participant. In addition, the Plan authorizes the Board to designate other Bank employees as Participants. As of the filing of this Current Report, the Board has not designated any other employees as Participants.

Subject to certain limitations, the Plan permits a Participant to elect to have all or a portion of the Participant’s compensation (generally, base salary or wages) or annual bonus (under a Board-approved incentive plan) payable in or for any calendar year (“Plan Year”) withheld by the Bank and credited to the Participant’s account as a Participant Salary Deferral Contribution or Participant Bonus Deferral Contribution, respectively. The Plan permits Participants to modify their deferral elections, subject to certain limitations. A Participant is fully vested in his or her account balance at all times.

The Plan further provides that the Bank will make Excess Matching Contributions each plan year in an amount generally equal to the difference between: (i) the Bank’s employer matching contribution that would have been allocated to the Participant’s account under the Thrift Plan for the year if the Participant Salary Deferral Contribution had been made instead to the Thrift Plan and (ii) the amount of the employer matching contribution actually allocated to the Participant’s account under the Thrift Plan for the year. The Plan permits the Bank (at the Board’s discretion) to make additional matching contributions or supplemental contributions to a Participant’s Plan account.

Under the Plan, a Participant may elect the date the account balance will be paid or will begin to be paid. The specified date must be a date at least two years from the beginning of the plan year for which the first deferral under the Plan is made. Alternatively, a Participant may elect to have payment made or commenced within a specified period following the date of the Participant’s Separation from Service, as defined in the Plan. If no date is specified, payment will be made or commenced within 90 days following the date of the Participant’s Separation from Service. In general, a Participant may elect whether to receive payment in a lump sum, in annual installments over a period of two to 10 years, or in a combination of both methods. The Plan permits Participants to modify their payment date elections, subject to certain limitations.

All contributions credited to a Participant’s account will be invested in an irrevocable “rabbi trust” (“Trust”) established to provide for the Plan’s benefits. The Trust will be maintained such that the Plan at all times for purposes of the Employee Retirement Income Security Act of 1974 and the Code will be unfunded and will constitute a mere promise by the Bank to make Plan benefit payments in the future. Any rights created under the Plan will be unsecured contractual rights against the Bank.

The Bank will establish an investment account for each Participant under the Trust, which will at all times remain an asset of the Bank and be subject to claims of the Bank’s general creditors. The Plan permits Participants to allocate their investment account among investment options established by the Committee or the Board.

The foregoing descriptions of the Plan and the Thrift Plan do not purport to be complete and are qualified in their entirety by reference to the full text of such plans. The Plan is included herein as Exhibit 10.9 and incorporated herein by reference. For additional information regarding the Thrift Plan, please refer to the Bank’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 13, 2015.

Item 9.01    Financial Statements and Exhibits

A copy of the Federal Home Loan Bank 2016 Supplemental Executive Thrift Plan is attached as Exhibit 10.9 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2015

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Senior Vice President - Chief Financial Officer